UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 21, 2011

Rand Logistics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33345	20-1195343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Fifth Avenue, 50th Floor, New York, New York		10110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 644-3450

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 21, 2011, Lower Lakes Towing Ltd. (“Lower Lakes”) and Grand River Navigation Company, Inc. (“Grand River”), each of which are indirect wholly-owned subsidiaries of Rand Logistics, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Bulk Carrier Agreement”) with U.S. United Ocean Service, LLC (“USUOS”) pursuant to which Lower Lakes will purchase a bulk carrier (the “Bulk Carrier”) from USUOS for a purchase price of $5,250,000 plus the value of the remaining bunkers and unused lubricating oils onboard the Bulk Carrier at the closing of the acquisition.  The Bulk Carrier Agreement provides that Grand River will purchase the Bulk Carrier under certain circumstances, including if the United States Maritime Administration does not grant a Transfer Order approving the foreign sale to Lower Lakes.  The Bulk Carrier Agreement is subject to customary closing conditions.

Also on September 21, 2011, Grand River entered into an Asset Purchase Agreement (the “Tug Agreement”) with USUOS pursuant to which Grand River will purchase a tug (the “Tug”) from USUOS for a purchase price of $7,795,625 plus the value of the remaining bunkers and unused lubricating oils onboard the Tug at the closing of the acquisition.  The Tug Agreement is subject to customary closing conditions and (i) Grand River’s satisfactory inspection of the Tug, (ii) Grand River having obtained debt or equity financing, on terms and conditions satisfactory to Grand River in its sole discretion, to fund all or a portion of the Tug’s purchase price and (iii) Grand River having purchased the Barge (as defined below) pursuant to the Barge Agreement (as defined below).

Additionally, on September 21, 2011, Grand River entered into an Asset Purchase Agreement (the “Barge Agreement)” with USUOS  pursuant to which USUOS granted Grand River the option to act as USUOS’s third-party designee to purchase a self-unloading barge (the “Barge”) for a purchase price of $11,954,375 plus the value of the remaining bunkers and unused lubricating oils onboard the Barge at the closing of the acquisition.

ITEM 8.01. OTHER EVENTS.

On September 27, 2011, Rand Logistics, Inc. issued a press release announcing the closing of the public underwritten offering of 2,800,000 shares of its common stock and the execution of agreements to acquire two bulk carriers.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits:

99.1                    Press release, dated September 27, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND LOGISTICS, INC.

Date: September 27, 2011	By:	/s/ Joseph W. McHugh, Jr.
	Name:	Joseph W. McHugh, Jr.
	Title:	Chief Financial Officer